THIRD AMENDMENT TO THE
RUBY TUESDAY, INC. STOCK INCENTIVE AND
DEFERRED COMPENSATION PLAN FOR DIRECTORS
(AS AMENDED AND RESTATED ON OCTOBER 8, 2008)

THIS THIRD AMENDMENT is made on this 10th day of October, 2012, by Ruby Tuesday, Inc. a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Primary Sponsor”).

WITNESSETH:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the “Plan”) under an amended and restated indenture which became effective as of October 8, 2008 and was subsequently amended by the First Amendment thereto dated July 21, 2011, and the Second Amendment thereto dated January 5, 2012; and

WHEREAS, the Primary Sponsor now wishes to amend the Plan to reduce the aggregate annual award value;

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective with respect to Stock Incentives (as defined in the Plan) granted on and after the date this Third Amendment is approved by the Board of Directors of the Primary Sponsor, as follows:

1.           By deleting Subsection (c) of Section 1.1 in its entirety and by substituting therefor the following:

“(c)           ‘Award Value’ means an amount equal to $73,000, adjusted cumulatively thereafter on an annual basis for inflation based on the twelve months’ percent change in the national Consumer Price Index for all Urban Consumers (CPI-U), US City Average for All Items, not seasonally adjusted, for the fiscal year of the Company ending prior to the date of grant.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Third Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Third Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

ATTEST: /s/ Scarlett May	By: /s/ Samuel E. Beall, III
Scarlett May	Samuel E. Beall, III
Secretary	Chairman of the Board,
Chief Executive Officer and President

[CORPORATE SEAL]